Exhibit 10.10

HOME BISTRO, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made this 20th day of February, 2018, between Home Bistro, Inc., a Delaware corporation (the "Company"), and Zalmi Scher Duchman (the "Executive").

RECITALS

WHEREAS, the Executive and the Company have entered into that certain Executive Employment Agreement, of even date herewith, providing for the employment of Executive by the Company (“Employment Agreement”); and

WHEREAS, the Company and the Executive wish to further provide for the terms and conditions upon which the Company will issue certain shares of its common stock to Executive.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1.                  Purchase of Shares.

The Company shall issue and sell to the Executive (and to Executive’s wife, as tenants by entirety, if Executive so choses), and the Executive shall purchase from the Company, subject to the terms and conditions set forth in this Agreement, sixteen thousand one-hundred and seventy-three shares (the "Shares") of common stock, $0.0001 par value per share, of the Company ("Common Stock"), at a total purchase price of $10.00. The aggregate purchase price for the Shares shall be paid by the Executive by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Executive (and to Executive’s wife, as tenants by entirety, if Executive so choses) one or more certificates in the name of the Executive and Executive’s wife for that number of Shares purchased by the Executive. The Executive agrees that the Shares shall be subject to the purchase options set forth in Sections 2 and 5 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. The number and price per share of Shares shall be subject to adjustment as provided in Section 11.

2.                  Purchase Option.

(a)               In the event that the Executive ceases to be the President and Chief Executive Officer of the Company due to termination with cause or Executive terminates his employment, the Company shall have the right and option (the "Purchase Option") to purchase from the Executive, for the value paid by Executive and Executive’s nominee (the "Option Price).

If the Executive ceases to be the President and Chief Executive Officer of the Company anytime during the first year of the Term (as defined in the Employment Agreement), all of the Stock shall be exercisable with the Purchase Option.

If the Executive ceases to be the President and Chief Executive Officer of the Company anytime during the second year of the Term (as defined in the Employment Agreement), two-thirds (2/3) all of the Stock shall be exercisable with the Purchase Option.

If the Executive ceases to be the President and Chief Executive Officer of the Company anytime during the third year of the Term (as defined in the Employment Agreement), one-third (1/3) of the Stock shall be exercisable with the Purchase Option.

(b)               In the event that the Executive's service as President & CEO of the Company is terminated by reason of death or disability, the number of the Shares for which the Purchase Option becomes exercisable shall be applicable as described in Section 2.(a) herein. For this purpose, "disability" shall have the meaning set forth in the Employment Agreement.

3.                  Exercise of Purchase Option and Closing.

(a)               The Company may exercise the Purchase Option by delivering or mailing to the Executive within 10 days after the termination of the Executive's service to the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 10-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 10-day period.

(b)               Within 10 days after delivery to the Executive of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Executive (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 7 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Executive the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

(c)               After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Executive on account of such Shares or permit the Executive to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d)               The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Executive to the Company or in cash (by check) or both.

(e)               The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(f)                The Company may assign its Purchase Option to one or more persons or entities.

(g)               The number or Purchase Options and the Option Price shall be subject to adjustment as provided in Section 11.

4.                  Restrictions on Transfer.

(a)               The Executive shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Executive may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust approved by the Board of Directors established solely for the benefit of the Executive and/or Approved Relatives (“Approved Trust”), provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, the Purchase Option and the right of first refusal set forth in Section 5) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that the securities or other property received by the Executive in connection with such transaction shall remain subject to this Agreement.

(b)               The Executive shall not transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 5 below.

5.                  Right of First Refusal.

(a)               If the Executive proposes to transfer any Shares that are no longer subject to the Purchase Option (either because they are no longer Unvested Shares or because the Purchase Option expired unexercised) and such transfer would be to a bona fide purchaser, then the Executive shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Executive proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

(b)               For 10 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Executive within such 10-day period. Within 10 days after receipt of such notice, the Executive shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Executive or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Executive a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company's exercise of its option to purchase the Offered Shares.

(c)               If the Company does not elect to acquire all of the Offered Shares, the Executive may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d)               After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Executive on account of such Offered Shares or permit the Executive to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)               The following transactions shall be exempt from the provisions of this Section 5:

(1)               a transfer of Shares to or for the benefit of any Approved Relatives, or to an Approved Trust established solely for the benefit of the Executive and/or Approved Relatives;

(2)               any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

(3)               the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation),

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f)                The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

(g)               The provisions of this Section 5 shall terminate upon the earlier of the following events:

(1)               the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)               the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company's voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h)               The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6.                  Agreement in Connection with Initial Public Offering.

The Executive agrees, in connection with an underwritten initial public offering of the Company's securities pursuant to a registration statement under the Securities Act, (a) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Executive (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and (b) to execute an agreement to effect the substance of clause (a) above as may be requested by the Company or the managing underwriters at the time of such offering.

7.                  Escrow.

The Executive shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit 2. The Joint Escrow Instructions shall be delivered to the Secretary (or duly authorized officer) of the Company, as escrow agent thereunder. The Executive shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit 3, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Executive, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

8.                  Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

"The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

9.                  Investment Representations.

The Executive represents, warrants and covenants as follows:

(a)               The Executive is purchasing the Shares for his and his wife’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b)               The Executive has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of her investment in the Company.

(c)               The Executive has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)               The Executive can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)               The Executive understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation to register the Shares under the Securities Act.

10.              Taxes; Section 83(b) Election.

The Executive has reviewed with the Executive's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Executive understands that the Executive (and not the Company) shall be responsible for the Executive's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Executive understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company's Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of purchase.

THE EXECUTIVE ACKNOWLEDGES THAT IT IS SOLELY THE EXECUTIVE'S RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EXECUTIVE'S BEHALF.

11.              Changes to the Company; Adjustments.

(a)               The existence of outstanding Shares or Purchase Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, stock splits, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)               If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, stock split or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then the number, class, and per share price of shares of Common Stock subject to outstanding Shares or Purchase Options hereunder, and the maximum number of shares for which Shares or Purchase Options may be exercised, repurchased or issued hereunder, shall be appropriately and proportionately adjusted.

(c)               If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Shares or Purchase Options remain outstanding under this Agreement, unless provisions are made in connection with such transaction for the continuance of this Agreement and/or the assumption or substitution of such Shares or Purchase Options with new options or shares of stock covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Shares or Purchase Options which have not been continued, assumed or for which a substituted issuance has not been made shall, whether or not vested or then exercisable, terminate immediately as of the effective date of any such merger, consolidation or sale.

(d)               Except as previously expressly provided, neither the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Shares or Purchase Options.

12.              Miscellaneous.

(a)               No Rights to Service as CEO. The Executive acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as President & CEO of the Company (not through the act of purchasing shares hereunder). The Executive further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued service to the Company for the vesting period, for any period, or at all.

(b)               Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)               Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d)               Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

(e)               Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12(e).

(f)                Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)               Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h)               Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

(i)                 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j)                 Executive's Acknowledgments. The Executive acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Executive's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) and is fully aware of the legal and binding effect of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOME BISTRO, INC.

By:	/s/ Fred Cary
Name: Fred Cary
Title: President & CEO

EXECUTIVE:

/s/ Zalmi Scher Duchman
Zalmi Scher Duchman

Exhibit 1

Exhibit 2

Joint Escrow Instructions

January 14, 2015

Secretary

Home Bistro, Inc.

Dear Sir:

As Escrow Agent for Home Bistro, Inc., and its successors in interest under the Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1.                  Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, "Shares" shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2.                  Closing of Purchase.

(a)               Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be purchased, the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

(b)               At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver the same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

3.                  Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

4.                  Duties of Escrow Agent.

(a)               Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b)               You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c)               You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)               You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e)               You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f)                Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g)               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h)               It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i)                 These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j)                 The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5.                  Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President
HOLDER:	Notices to Holder shall be sent to the address set forth below Holder's signature below.

ESCROW AGENT: Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6.                  Miscellaneous.

(a)               By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b)               This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

HOME BISTRO, INC.

By:
Name:
Title:

Zalmi Duchman

Date Signed:________

ESCROW AGENT:

Name:

Exhibit 3

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto __________ (       ) shares of Common Stock, $0.0001 par value per share, of Home Bistro, Inc. (the "Corporation") standing in my name on the books of the Corporation represented by Certificate(s) Number _______ herewith, and do hereby irrevocably constitute and appoint ______ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ___________

Print Name: Zalmi Duchman